EXHIBIT 10.1

ANTERIX INC.

NOTICE OF GRANT OF

PERFORMANCE-BASED

RESTRICTED STOCK UNITS

(Senior Executive Form)

Anterix Inc. (the “Company”) has granted to the Participant a performance-based award (the “Award”) for restricted stock units (each a “Unit”) pursuant to the Anterix Inc. 2014 Stock Plan (the “Plan”), each of which represents the right to receive upon vesting one (1) share of common stock of the Company (the “Stock”), as follows:

Participant:	__________	Employee ID:	__________
Date of Grant:	October 22, 2020
Target Number of Units:	[______] [100%]
Maximum Number of Units:	[______] [150%]
Vesting Conditions:

The Units shall vest based on the achievement of the Performance Criteria set forth below as determined following the close of the Company’s fiscal year ending March 31, 2021 (“FY 2021”).

The “Performance Criteria” and the Units allocated to such criteria, shall be as follows for the Target Number of Shares:

Performance Criteria	Percentage of Units at Target	Percentage of Units at Stretch
Company Performance (qualitative)	30%	45%
Individual Performance (qualitative)	30%	45%
Company Cash Burn v. Budget (quantitative)	20%	30%
Company Adjusted EBITDA v. Budget (quantitative)	20%	30%
Total	100%	150%

The Award and Units are being issued to Participant in lieu of a cash bonus payment under the Company’s Short-Term Incentive Plan for Participant’s service during the fiscal year ended March 31, 2021.  The Compensation Committee (the “Committee”) will be responsible for determining the number of Vested Units to be issued to the Participant following the close of FY 2021, including determination of the achievement of the Performance Criteria and the percentage of Units that have vested, and its decisions will be final and binding on all parties. The Company’s management team will be responsible for establishing the final qualitative factors for the Company Performance and the Individual Performance.

The Participant is eligible to vest in up to 150% of his or her Target units based on the achievement of “stretch” Performance Criteria related to the Company’s performance and discretionary credit for individual performance evaluated and approved by the Committee.  For the achievement of the Performance Criteria at performance levels between the levels specified above (including for achievement above zero or the minimum base performance level for any of the Performance Criteria), straight-line interpolation shall be applied for the vesting of the units.

For purposes of clarification, in no event will the number of Units eligible to vest exceed the Maximum Number of Units set forth above. The Committee shall determine achievement of the Performance Criteria by no later than 90 days following the close of the applicable fiscal year.  The date the Committee determines that the Vesting Conditions have been satisfied will be the “Vesting Date” with respect to the related Units.  Units that have vested shall be referred to herein as “Vested Units.”  Units that do not become Vested Units based on satisfaction of the Performance Criteria as of the close of the applicable fiscal year shall be referred to herein as “Unvested Units.”

Except as otherwise provided below, vesting in the Units is subject to the Participant’s continued Service through the Vesting Date and no vesting will occur after the date the Participant’s Service terminates for any reason.

Accelerated Vesting:

In the event of a Change of Control prior to the close of FY 2021 and during Participant’s continued service to the Company, the Committee shall determine the achievement of the Performance Criteria set forth above as of the date of consummation of the Change of Control (the “Change of Control Date”) and once the Committee determines the achievement of the Performance Criteria, the vesting of the Units subject to this Award shall accelerate as of the Change of Control Date at the greater of (i) 100% Target achievement or (ii) the level determined by the actual achievement of the applicable Performance Criteria, subject to the Participant’s continued Service through the Change of Control Date and subject to Participant executing (and the effectiveness of) a release and waiver in the form contemplated by the Company’s Executive Severance Plan.

In addition, if the Participant’s employment with the Company is terminated by the Company for reasons other than Cause, death or Disability or by the Participant for Good Reason prior to both a Change of Control and the close of FY 2021, then the vesting of this Award shall accelerate for that number of Units equal to the greater of (i) the 100% Target achievement or (ii) actual achievement of the Performance Criteria, with such determination by the Committee to be as of the date Participant’s employment with the Company terminates and based on the same principles set forth above for calculating achievement of the Performance Criteria. The issuance of the Vested Units will be conditioned upon the Participant executing (and the effectiveness of) a release and waiver in the form contemplated by the Company’s Executive Severance Plan.

The terms “Cause”, “Good Reason”, “Disability” and “Change of Control” in this section shall have the meanings given to such terms in the Company’s Executive Severance Plan.

Superseding Agreement:

Any employment agreement between the Company and Participant or any severance plan adopted by the Board in which Participant agrees to participate in, including the Company’s Executive Severance Plan, shall be deemed a Superseding Agreement, and the terms set forth in such employment agreement or severance plan, including an Executive Severance Plan Participation Agreement,  shall supersede and replace the terms set forth in this Notice of Grant, the accompanying Performance-Based Restricted Stock Units Agreement and the Plan.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice of Grant and by the provisions of the Performance-Based Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Performance-Based Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Notice of Grant. The Participant represents that the Participant has read and is familiar with the provisions of the Performance-Based Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

ANTERIX INC.		PARTICIPANT

By: ________________________________________		________________________________________
Signature
________________________________________
Date
Address:	3 Garret Mountain	________________________________________
	Suite 401	Address
	Woodland Park, NJ 07424	________________________________________

ATTACHMENTS:

2014 Stock Plan, as amended to the Date of Grant; Performance-Based Restricted Stock Units Agreement and Plan Prospectus

ANTERIX INC. PERFORMANCE-BASED

RESTRICTED STOCK UNITS AGREEMENT

(Executive Form)

Anterix Inc. (the "Company") has granted to the Participant named in the Notice of Grant of Performance-Based Restricted Stock Units (the "Notice of Grant") to which this Performance-Based Restricted Stock Units Agreement (the "Agreement") is attached an Award consisting of Performance-Based Restricted Stock Units (each a "Unit") subject to the terms and conditions set forth in the Notice of Grant and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Anterix 2014 Stock Plan (the "Plan"), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Notice of Grant, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Notice of Grant, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the "Plan Prospectus"), (b) accepts the Award subject to all of the terms and conditions of the Notice of Grant, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Notice of Grant, this Agreement or the Plan.

1.    DEFINITIONS AND CONSTRUCTION.

1.1    Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice of Grant or the Plan.

1.2    Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

2.    ADMINISTRATION.

All questions of interpretation concerning the Notice of Grant, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.    THE AWARD.

3.1    Grant of Units. On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Units set forth in the Notice of Grant, subject to adjustment as provided in Section 9. Each Unit represents a right to receive on a date determined in accordance with the Notice of Grant and this Agreement one (1) share of Stock.

3.2    No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon vesting or settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

3.3    Issuance of Stock in Compliance with Law. The issuance of the Stock shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No Stock shall be issued hereunder if their issuance would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance of any Stock shall relieve the Company of any liability in respect of the failure to issue such Stock as to which such requisite authority shall not have been obtained. As a condition to the issuance of the Stock, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

4.    VESTING OF UNITS.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Notice of Grant. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event.

5.    COMPANY REACQUISITION RIGHT.

5.1    Grant of Company Reacquisition Right. Except to the extent otherwise provided in the Notice of Grant or a Superseding Agreement, if any, in the event that the Participant's Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units that are Unvested Units as of the time of such termination,  and the Participant shall not be entitled to any payment therefor.   In addition, on the date that the Company’s Board of Directors or its Compensation Committee determines that the Vesting Conditions set forth in the Notice of Grant were not satisfied, all Units that are then Unvested Units shall forfeit and the Company shall automatically reacquire all such Unvested Units without any payment therefore unless the Board or Compensation Committee decides to permit vesting on an alternate basis.   The right of the Company to reacquire Unvested Units described in this Section 5.1 is referred to as the “Company Reacquisition Right.”

5.2    Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 9, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company's dividend policy) to which the Participant is entitled by reason of the Participant's ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms "Units" and "Unvested Units" for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.    SETTLEMENT OF THE AWARD.

6.1    Issuance of Shares of Stock. Subject to the provisions of Section 3.3, the Company shall issue to the Participant with respect to each Vested Unit one (1) share of Stock. The date on which the Participant shall receive such share of Stock with respect to a Unit shall be the date on which such Unit becomes a Vested Unit as provided by the Notice of Grant (an "Original Settlement Date"); provided, however, that if the Original Settlement Date would occur on (i) a date which is not a business day, the settlement of such Vested Unit shall occur on the next business day or (ii) a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the then applicable Insider Trading Policy of the Company or on a date which a sale is not otherwise not permitted, the settlement of such Vested Units shall be deferred until the next day on which the sale of such shares by the Participant would not violate the then applicable Insider Trading Policy, but in any event on or before the 15th day of the third calendar month following the fiscal year in which the Units became Vested Units. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.3, Section 7 or the Company's then applicable Insider Trading Policy.

6.2    Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company's transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3    Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.    TAX WITHHOLDING.

7.1    General. At the time the Notice of Grant is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

7.2    Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company's Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company's tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

7.3    Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company's tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8.    EFFECT OF CHANGE IN CONTROL.

Subject in all cases to any accelerated vesting provisions provided in the Notice of Grant and any Superseding Agreement, in the event of a Change in Control, except to the extent that the Committee determines to cash out the Award in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the ''Acquiror"), may, without the consent of the Participant, assume or continue in full force and effect the Company's rights and obligations under all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror's stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control. The Award shall terminate and cease to be outstanding effective as of the time of consummation or the Change in Control to the extent that Units subject to the Award are neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

9.    ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company's dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant's rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as "effected without receipt of consideration by the Company." Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company's dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.    RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant's employment is "at will" and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant's Service at any time.

11.    LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.    COMPLIANCE WITH SECTION 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

12.1    Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant's termination of Service which constitutes a "deferral of compensation" within the meaning of the Treasury Regulations issued pursuant to Section 409A (the "Section 409A Regulations") shall be paid unless and until the Participant has incurred a "separation from service" within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a "specified employee" within the meaning of the Section 409A Regulations as of the date of the Participant's separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant's separation from service shall be paid to the Participant before the date (the "Delayed Payment Date") which is first day of the seventh month after the date of the Participant's separation from service or, if earlier, the date of the Participant's death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

12.2    Other Changes in Time of Payment. Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

12.3    Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

12.4    Advice of lndependent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

13.    MISCELLANEOUS PROVISIONS.

13.1    Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant's rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement shall be effective unless in writing.

13.2    Nontransferability of the Award. Prior to the issuance of shares of Stock upon vesting and settlement, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant's beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

13.3    Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4    Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant's heirs, executors, administrators, successors and assigns.

13.5    Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Notice of Grant or at such other address as such party may designate in writing from time to time to the other pa1iy.

(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Notice of Grant, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company's stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Notice of Grant to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Notice of Grant, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6    Clawback Policy. Notwithstanding anything to the contrary in this Agreement, all Units payable or shares of Stock issued in settlement of this Award shall be subject to any clawback policy adopted by the Company from time to time (including, but not limited to, any policy adopted in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws), regardless of whether the policy is adopted after the date on which the Units are granted, vest, or are settled by the issuance of shares of Stock.

13.7    Integrated Agreement. The Notice of Grant, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Notice of Grant, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.8    Applicable Law. This Agreement shall be governed by the laws of the State of New Jersey as such laws are applied to agreements between New Jersey residents entered into and to be performed entirely within the State of New Jersey.

13.9    Counterparts. The Notice of Grant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.